Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference in this Registration Statement of IBSG International, Inc. on Form S-8 to our report, dated March 25, 2004, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

HJ & Associates, LLCSalt
Lake City, Utah

July 9, 2004